Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO
LOAN AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT, dated as of March 20, 2018, (this "Amendment") is entered into by and among ORCC Financing LLC, as the borrower (in such capacity, the "Borrower"), Owl Rock Capital Corporation ("Owl Rock"), as the servicer (in such capacity, the "Servicer"), Morgan Stanley Bank, N.A., as a lender (the "Lender"), Morgan Stanley Asset Funding Inc., as the administrative agent (in such capacity, the "Administrative Agent"), State Street Bank and Trust Company, as the collateral agent (in such capacity, the "Collateral Agent") and as the account bank (in such capacity, the "Account Bank"), and Cortland Capital Market Services LLC, as the collateral custodian (in such capacity, the "Collateral Custodian").  Capitalized terms used but not defined herein have the meanings provided in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, reference is made to the Loan and Servicing Agreement, dated as of December 21, 2017 (as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the "Loan and Servicing Agreement"), by and among the Borrower, the Servicer, Owl Rock, as the transferor, each of the lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian; and

WHEREAS, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as specified herein, pursuant to and in accordance with Section 12.01 of the Loan and Servicing Agreement;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.AMENDMENTs.

(a)Section 1.01 of the Loan and Servicing Agreement is hereby amended by:

(i)amending the definition of "BDC Asset Coverage Test" by deleting it in its entirety and replacing it with the following:

""BDC Asset Coverage Test" means a test that is satisfied as of any date of determination if the "asset coverage" ratio for the Transferor, as determined in accordance with Section 18 of the 1940 Act, is greater than or equal to 2.00:1.00."

(ii)amending the definition of "Financial Covenant Test" by deleting it in its entirety and replacing it with the following:

""Financial Covenant Test": means a test that will be satisfied on any date of determination if:

(a)the Shareholders' Equity at the last day of any fiscal quarter of the Transferor is greater than the greater of (i) 40% of the value of the assets of the Transferor and its subsidiaries and (ii) 75% of the Transferor's Shareholders' Equity at the Closing Date plus 50% of the net proceeds of the sale of Equity Interests by the Transferor and its subsidiaries after the Closing Date (other than proceeds of sales of Equity Interests by and among the Transferor and its subsidiaries); and

(b)the BDC Asset Coverage Test is satisfied."

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(iii)amending the definition of "Measurement Date" by deleting clause (b) thereof in its entirety and replacing it with the following:

"(b)each Reporting Date occurring in a calendar month in which a Payment Date does not occur;"

(iv)amending the definition of "Reporting Date" by deleting it in its entirety and replacing it with the following:

""Reporting Date" means (i) with respect to a month in which a Payment Date occurs, the 15th day of such calendar month and (ii) with respect to any other calendar month, the date that is eight (8) Business Days prior to the 15th day of such calendar month, commencing in February, 2018; provided that, in each case, if such day is not a Business Day then the Reporting Date shall occur on the following Business Day."

(v)Amending the definition of "Value Adjustment Event" by deleting clause (a)(i) thereof in its entirety and replacing it with the following:

"(a)(i) the Cash Interest Coverage Ratio with respect to such Loan Asset on any date reported under the Underlying Instrument is less than 1.10:1.00 or decreases by more than 20% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date,"

(b)Section 2.04 of the Loan and Servicing Agreement is hereby amended by deleting clause (b)(viii) in its entirety and replacing it with the following:

"(viii) any remaining amounts, (A) if an Unmatured Event of Default has occurred and is continuing, to Collection Account as Principal Collections and (B) if an Unmatured Event of Default is not continuing to the Borrower for payment as directed by the Borrower, including (1) as distribution to the Transferor as the holder of the Equity Interest in the Borrower (provided that, on a pro forma basis, (a) such distribution does not result in a Borrowing Base Deficiency and (b) the Collateral Quality Tests are satisfied) or (2) for deposit in the Collection Account as Interest Collections or Principal Collections."

(c)Section 2.18 of the Loan and Servicing Agreement is hereby amended by:

(i)deleting "or" from clause (a)(iv) thereof;

(ii)deleting the period at the end of clause (b) thereof and replacing with "; or"; and

(iii)adding the following clause after clause (b):

"(c) withdraw such funds for the purpose of distributing them to the Transferor as the holder of the Equity Interest in the Borrower; provided that (i) no Event of Default or Unmatured Event of Default is continuing, (ii) on a pro forma basis, such distribution does not result in a Borrowing Base Deficiency, (iii) the Collateral Quality Tests are satisfied and (iv) as of the date of such proposed distribution, the Servicer believes, in accordance with the Servicing Standard, that there will be sufficient Interest Collections in the Collection Account to pay the amounts required to be paid on the next succeeding Payment Date under Sections 2.04(a)(i) through (viii)."

(d)Section 6.08(b) of the Loan and Servicing Agreement is hereby amended by:

(i)deleting from clause (v) thereof the phrase "if such Reporting Date precedes a Payment Date” and replacing it with “if such Reporting Date occurs in a calendar month in which a Payment Date occurs"; and

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(ii)deleting "related calendar month" in the second to last line thereof and replacing it with "the last calendar day of the previous calendar month in the case of clauses (i) through (iii) and with respect to the last calendar month in the case of clause (iv),".

(e)Schedule V (Loan Asset Schedule) to the Loan and Servicing Agreement is hereby amended by:

(i)deleting "most recent Determination Date" from clause (l) thereof and replacing it with "date of such Loan Asset Schedule”;

(ii)deleting "Determination Date" from clause (aa) thereof and replacing it with "period"; and

(iii)deleting "most recent Determination Date" from clause (ff) thereof and replacing it with "date of such Loan Asset Schedule".

(f)Exhibit C (Form of Disbursement Request) to the Loan and Servicing Agreement is hereby amended by:

(i)deleting numbered paragraph 1 thereof and replacing it with the following:

"1.Pursuant to Section 2.18 of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower hereby requests a disbursement (a "Disbursement") of Principal Collections from the Principal Collection Subaccount in the amount of $__________ to [reinvest in the following additional Eligible Loan Assets to be Granted under the Loan and Servicing Agreement: [ ● ]1][pay Advances Outstanding][distribute such funds to the Transferor as the holder of the Equity Interest in the Borrower]."

(ii)adding the following numbered paragraph 6 after numbered paragraph 5 thereof:

"[6.In connection with a disbursement pursuant to Section 2.18(c) of the Loan and Servicing Agreement, all of the conditions applicable to the Disbursement as set forth in Section 2.18(c) of the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Disbursement.]"

(g)Exhibit K (Form of Collateral Agent Report) to the Loan and Servicing Agreement is hereby amended by:

(i)deleting "MONTHLY AND UPON THE OCCURRENCE OF A BORROWING:" in section A thereof and replacing it with "MONTHLY ON EACH REPORTING DATE AND UPON THE OCCURRENCE OF A BORROWING:"; and

(ii)deleting "QUARTERLY:" in section C thereof and replacing it with "QUARTERLY ON THE REPORTING DATE IN  EACH MONTH IN WHICH A PAYMENT DATE OCCURS:".

SECTION 2.Agreement in Full Force and Effect as AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement shall remain in full force and effect.  After this Amendment becomes effective, all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as "hereof", "herein", or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein.

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SECTION 3.Representations.

Each of the Borrower and the Servicer, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral requires such qualification;

(ii)it has the power, authority and legal right to make, deliver and perform this Amendment and the Loan and Servicing Agreement as amended hereby and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(iii)no consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by it of this Amendment or the Loan and Servicing Agreement as amended hereby or the validity or enforceability of the Amendment or the Loan and Servicing Agreement as amended hereby, other than such as have been met or obtained and are in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(iv)this Amendment has been duly executed and delivered by it;

(v)each of this Amendment and the Loan and Servicing Agreement as amended hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law); and

(vi)no event has occurred and is continuing which constitutes an Event of Default, Unmatured Event of Default, Servicer Default or Servicer Removal Event; and

SECTION 4.Conditions to Effectiveness.

The effectiveness of this Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5.Miscellaneous.

(a)

The Borrower, by its execution of this Amendment confirms and ratifies that all of its obligations and the security interests granted by it under each of the Transaction Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent, for the benefit of the Secured Parties.

(b)

This Amendment may be executed in any number of counterparts (including by facsimile or e-mail), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(c)

The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d)	This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

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(e)	The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(f)	The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
(g)	Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(h)

This Amendment and the Loan and Servicing Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties.  There are no unwritten oral agreements among the parties with respect to such matters.

(i)

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AND SERVICING AGREEMENT.

SECTION 6.

No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Loan and Servicing Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORCC Financing llc,

as the Borrower

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Loan and Servicing Agreement]

Owl Rock Capital Corporation,

as the Servicer

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Loan and Servicing Agreement]

Morgan Stanley asset funding inc.,

as the Administrative Agent

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Loan and Servicing Agreement]

Morgan Stanley Bank, N.A.,

as the Lender

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Loan and Servicing Agreement]

sTATE sTREET bANK AND tRUST cOMPANY,

as the Collateral Agent

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Loan and Servicing Agreement]

State Street Bank and Trust Company,

as the Account Bank

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to First Amendment to Loan and Servicing Agreement]

Cortland Capital Market Services LLC,

as the Collateral Custodian

By:
Name:
Title:

[Signature Page to First Amendment to Loan and Servicing Agreement]